Exhibit 99.1

June 24, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated June 24, 2013, of Cyclacel Pharmaceuticals, Inc. and are in agreement with the statements contained in the third and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/S/ Ernst & Young LLP

Metro Park, New Jersey